UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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WCI COMMUNITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, Florida 34134

(239) 947-2600

March 29, 2016

Dear Stockholder:

It is our pleasure to invite you to the annual meeting of stockholders of WCI Communities, Inc. to be held at 8:30 a.m. (ET) on May 11, 2016 at the Sofitel New York (Odeon Room), 45 West 44th Street, New York, New York 10036.

The purposes of the meeting are to: (i) elect the Board of Directors; (ii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016; and (iii) transact any other business as may properly come before the meeting or any postponement, continuation or adjournment of the meeting.

Information regarding the above matters is contained in the formal notice of meeting and proxy statement on the following pages. We urge you to read the proxy statement in its entirety and to consider it carefully. In addition, you can access the WCI Communities, Inc. annual report for the year ended December 31, 2015 on the Internet by following the instructions in the Notice of Internet Availability of Proxy Materials that was previously sent to you.

It is important that your shares be represented at the annual meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the meeting, we urge you to vote promptly by Internet or telephone as instructed in the Notice of Internet Availability of Proxy Materials or, if you received printed materials, by returning the enclosed proxy card in the accompanying postage-prepaid envelope. You may revoke your proxy at any time before it has been voted by following the instructions in the proxy statement.

We thank you for your participation.

Very truly yours,

Keith E. Bass

President and Chief Executive Officer

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, Florida 34134

(239) 947-2600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2016

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of WCI Communities, Inc., a Delaware corporation, will be held at 8:30 a.m. (ET) on May 11, 2016 at the Sofitel New York (Odeon Room), 45 West 44th Street, New York, New York 10036 for the following purposes:

1.	To elect Patrick J. Bartels, Jr., Keith E. Bass, Michelle MacKay, Darius G. Nevin, Stephen D. Plavin, Charles C. Reardon and Christopher E. Wilson to our Board of Directors until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or, if earlier, his or her death, resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

3.	To transact such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

Only stockholders of record as of the close of business on March 22, 2016, or holders of a valid proxy for the meeting, will be entitled to attend and vote at the meeting and at any postponement, continuation or adjournment thereof. Information concerning the procedures you must follow to attend the annual meeting, as well as the matters to be considered and voted upon at the meeting, is set forth in the attached proxy statement.

It is important that your shares be represented at the annual meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Please vote by Internet or telephone as instructed in the Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying postage-prepaid envelope. This action will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

By Order of the Board of Directors

Vivien N. Hastings

Senior Vice President, Secretary and General Counsel

March 29, 2016

Corporate Governance	13
Executive Compensation	21
Director Compensation	30
Security Ownership of Certain Beneficial Owners and Management	33
Certain Relationships	36
Other Matters	38

i

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, Florida 34134

(239) 947-2600

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

WCI Communities, Inc., a Delaware corporation, which we refer to in this proxy statement as the “Company,” will hold its annual meeting of stockholders (the “2016 Annual Meeting”) at 8:30 a.m. (ET) on May 11, 2016 at the Sofitel New York (Odeon Room), 45 West 44th Street, New York, New York 10036. The Board of Directors of the Company (the “Board”) is soliciting proxies for use at the 2016 Annual Meeting. The cost of solicitation has been or will be borne by the Company. Following the original solicitation, the Company or its directors, officers, employees or agents may also solicit proxies in person or by telephone, facsimile, e-mail or mail. The Company’s directors, officers, employees or agents will not be compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of our shares held of record by the brokers, nominees, custodians or other fiduciaries. We will reimburse these persons for their reasonable expenses in sending solicitation materials to the beneficial owners of our shares.

Pursuant to rules of the Securities and Exchange Commission (the “SEC”), we are providing our stockholders with access to the Notice of Annual Meeting of Stockholders and proxy statement (the “proxy materials”), as well as the Company’s annual report to stockholders for the year ended December 31, 2015 (the “2015 Annual Report”) over the Internet. Because you received by mail a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials or the 2015 Annual Report unless you request them. The Notice of Internet Availability of Proxy Materials contains instructions on how to request printed copies. In addition, all stockholders may request to receive proxy materials and the Company’s annual reports to stockholders in printed form by mail or electronically by e-mail on an ongoing basis.

We anticipate that our proxy statement and proxy card will be available to stockholders on or about March 29, 2016. Only stockholders of record as of the close of business on March 22, 2016, the record date for the 2016 Annual Meeting, or holders of a valid proxy for the meeting, will be entitled to attend and vote at the 2016 Annual Meeting and any continuation, postponement or adjournment thereof. For the Company’s policy on admission to the 2016 Annual Meeting, see “Admission to the 2016 Annual Meeting” below.

Directions to the 2016 Annual Meeting

Stockholders may receive directions to attend the 2016 Annual Meeting in person by calling (239) 498-8528.

Admission to the 2016 Annual Meeting

Attendance at the meeting is limited to stockholders of record or holders of our common stock in street name through a bank, broker or other holder of record. If you would like to attend the 2016 Annual Meeting, you must call (239) 498-8528 no later than 5:00 p.m. Eastern time on April 29, 2016 to have your name placed on the attendance list. In order to be admitted into the 2016 Annual Meeting, your name must appear on the attendance list and you must present government-issued photo identification (such as a driver’s license). Cameras, including cellular phones or personal digital assistants (PDAs), will not be permitted.

If your shares are held in the name of a bank, broker or other holder of record, you will also be required to present proof of beneficial ownership of our common stock on the record date, March 22, 2016, such as the Notice of Internet Availability of Proxy Materials you received from your bank or broker, or a legal proxy, bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our common stock at the close of business on the record date.

Representatives of the Company will be at the meeting and they will have the authority, on the Company’s behalf, to determine whether the foregoing admission policy has been followed and whether you will be granted admission to the 2016 Annual Meeting.

Matters to Be Voted On

At the meeting, you will be entitled to vote on the following proposals:

1.	To elect Patrick J. Bartels, Jr., Keith E. Bass, Michelle MacKay, Darius G. Nevin, Stephen D. Plavin, Charles C. Reardon and Christopher E. Wilson to our Board of Directors until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or, if earlier, his or her death, resignation or removal (see pages 4-7);

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 (see pages 8-9); and

3.	To transact such other business as may properly come before the meeting, or any postponement, continuation or adjournment thereof.

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Board Recommendations

The Board recommends that you vote your shares as follows:

•	“FOR” the election of each of the nominees for director named in this proxy statement; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Appointment and Revocation of Proxies

If you wish to vote by proxy, you may vote using the Internet, by telephone, or (if you received printed proxy materials) by completing a proxy card and returning it by mail in the postage-prepaid envelope provided.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the holder of record. You must follow the instructions of the holder of record for your shares to be voted. If your shares are not registered in your own name and you would like to vote your shares in person at the 2016 Annual Meeting, you should contact your bank, broker or other holder of record to obtain a legal proxy and bring it to the 2016 Annual Meeting to vote.

You may revoke your proxy at any time before it is voted. If you hold your shares in your own name as a stockholder of record, you may revoke your proxy or change your vote in any of the following ways:

•	by signing and submitting a new proxy card;

•	by submitting new votes through Internet or telephone voting;

•	by delivering to the Secretary of the Company written instructions revoking your proxy; or

•	by attending the meeting and voting in person.

If your shares are held in street name through a bank, broker or other holder of record, you may change your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the 2016 Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Voting of Proxies

When you vote by proxy, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct. In the absence of such direction, your shares will be voted:

•	“FOR” the election of each of the nominees for director named in this proxy statement; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Voting and Ownership of Shares

At the close of business on the record date, March 22, 2016, the Company had 26,339,688 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter that is before the 2016 Annual Meeting.

The following votes are required to approve each of the proposals at the meeting.

•	Election of Directors. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

•	Ratification of the Appointment of the Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the approval of a majority of the votes cast affirmatively or negatively.

Counting of Votes

With respect to the proposal regarding the election of directors, votes withheld and broker non-votes will not affect the voting results. With respect to the proposal regarding the ratification of the appointment of the Company’s independent registered public accounting firm, abstentions will not affect the voting results. Because brokers have discretionary authority to vote on the ratification of an independent registered public accounting firm, we do not expect any broker non-votes in connection with this matter.

A broker non-vote occurs when a broker submits a proxy form with respect to common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. A broker is entitled to vote shares held on behalf of a beneficial owner on routine matters, such as the ratification of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner, a broker is not entitled to vote shares held by the beneficial owner on non-routine matters, such as the election of directors at the 2016 Annual Meeting.

No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy. Votes will be tabulated by American Stock Transfer & Trust Company, LLC, the Company’s inspectors of election for the 2016 Annual Meeting.

ITEM 1—ELECTION OF DIRECTORS

Our Board currently consists of seven members, including one director (Patrick J. Bartels, Jr.) who was nominated by Monarch Alternative Capital LP and certain of its affiliates (collectively, “Monarch”) and one director (Christopher E. Wilson) who was nominated by Stonehill Capital Management LLC and certain of its affiliates (collectively, “Stonehill”) (each a “Principal Investor” and together, the “Principal Investors”).

Our Fourth Amended and Restated Certificate of Incorporation provides that our authorized number of directors may be changed only by resolution of the Board.

Each nominee presented below, if elected, will serve as a director until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified or, if earlier, such director’s death, resignation or removal. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. All of the nominees currently serve on the Board and are standing for re-election. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that any nominee who was not designated by a Principal Investor is unable to serve as a director or for good cause will not serve, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee unless directed to withhold from voting, or the Board may elect to reduce the size of the Board. In accordance with our stockholders agreements with the Principal Investors (described below under “Corporate Governance—The Board of Directors—Voting Arrangements”), if any nominee designated by a Principal Investor is unable to serve as a director or for good cause will not serve, Monarch or Stonehill, as the case may be, is entitled to propose an alternative nominee, so long as it has the right to nominate such director under its stockholders agreement, and the Board will propose such alternative nominee, in which case the proxies will be voted for the alternative nominee designated by the Principal Investor. There are no family relationships among any of the nominees or our executive officers.

Required Vote

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes will not affect the voting results.

Director Nominees

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Name and Principal Occupation	Director Since	Age
Patrick J. Bartels, Jr.	2009	40
Managing Principal, Monarch Alternative Capital LP

Keith E. Bass	2012	51
President and Chief Executive Officer, WCI Communities, Inc.

Michelle MacKay	2009	49
Executive Vice President of Investments and Head of Capital Markets, iStar Financial

Darius G. Nevin	2013	58
Member, G3 Capital Partners, LLC

Stephen D. Plavin	2009	56
Senior Managing Director, Blackstone Group Chief Executive Officer, Blackstone Mortgage Trust

Charles C. Reardon	2013	59
Senior Managing Director, Asgaard Capital LLC

Christopher E. Wilson	2012	53
Partner, Stonehill Capital Management LLC

Patrick J. Bartels, Jr.	Director

Patrick J. Bartels, Jr. has served as a director on our Board since August 2009 and is a Managing Principal at Monarch Alternative Capital LP, which focuses on investing in stressed and distressed companies across various industries and geographies. Prior to joining Monarch Alternative Capital LP in 2002, he was a high-yield investments analyst at Invesco, where he performed fundamental company, ratio and relative value analysis for a variety of companies in many industries. He began his career at PricewaterhouseCoopers LLP, where he analyzed company financial statements, systems, controls and operations in order to provide business development and internal control recommendations to clients. He holds the Chartered Financial Analyst designation. Mr. Bartels received a B.S. in accounting, with a concentration in finance, from Bucknell University. We believe his experience with and extensive knowledge of the capital markets, accounting principles and financial reporting make Mr. Bartels well-qualified to serve on our Board.

Keith E. Bass	Chief Executive Officer, Director

Keith E. Bass has served as our President and Chief Executive Officer since December 2012 and as a member of our board of directors since March 2012. Mr. Bass has over 25 years of real estate and homebuilding experience and, prior to joining the Company, held a number of senior executive leadership positions at national homebuilding and development companies. Before becoming our Chief Executive Officer, Mr. Bass was President of Pinnacle Land Advisers from 2011 to November 2012. From 2003 to 2011, he was an executive with The Ryland Group (“Ryland”), with his most recent position (from 2008 to 2011) as Senior Vice President of Ryland and President of Ryland’s South U.S. Region (covering Florida, Georgia, North Carolina, South Carolina and Texas). From 2003 to 2008, he held the various titles of SE U.S. Region President, Orlando Division President and Vice President, Land Resources—SE U.S. Region. Prior to Ryland, Mr. Bass was President of the Florida Region of Taylor Woodrow from 1997 to 2003. Since February 2015, Mr. Bass has also served as a director and member of the compensation committee of Xenia Hotels & Resorts, Inc., a publicly traded hotel real estate investment trust. Mr. Bass holds a bachelor’s degree in business administration from North Carolina Wesleyan College and is a licensed general contractor and a licensed real estate broker in Florida. We believe that his experience in the real estate industry and leadership in management make Mr. Bass well-qualified to serve on our Board.

Michelle MacKay	Director

Michelle MacKay has served as a director on our Board since August 2009. Since February 2003, Ms. MacKay has been an Executive Vice President of Investments and Head of Capital Markets at iStar Financial, a publicly traded Real Estate Investment Trust (“REIT”). She is also a member of iStar Financial’s Senior Management Committee. Ms. MacKay has more than 20 years of experience in the real estate industry. Her background includes investing in real estate through financings, direct ownership and structured products. Ms. MacKay has also held positions at Chase Bank and UBS. Ms. MacKay holds a B.A. in political science from the University of Connecticut and an M.B.A. from the University of Hartford. We believe her extensive knowledge of the real estate industry, background in the capital markets, as well as leadership experience, make Ms. MacKay well-qualified to serve on our Board.

Darius G. Nevin	Director

Darius G. Nevin has served as a member of our Board since July 2013. Mr. Nevin is a member of G3 Capital Partners, LLC, an investment company and expert advisor to private equity firms regarding the security industry. Prior to founding G3 Capital Partners, LLC in October 2010, Mr. Nevin served as Chief Financial Officer of Protection One, Inc., a public company, from 2001 until June 2010. He played significant roles in the company’s financial restructuring, acquisitions and debt financings. Mr. Nevin earned an A.B. from Harvard College and an M.B.A. from the University of Chicago Booth School of Business. We believe his expertise in developing and executing the operating and financing strategies of public and private companies, his background in public company financial reporting and internal controls, and his leadership experience make Mr. Nevin well-qualified to serve on our Board.

Steven D. Plavin	Chair of the Board of Directors

Stephen D. Plavin has served as Chair of our Board since August 2009. Mr. Plavin has been a Senior Managing Director of the Blackstone Group since December 2012 and the Chief Executive Officer and a director of Blackstone Mortgage Trust, a New York City-based mortgage REIT that is managed by Blackstone and was formerly named Capital Trust, Inc., of which he has served as Chief Executive Officer since 2009. From 1998 until 2009, Mr. Plavin was Chief Operating Officer of Capital Trust, Inc. and was responsible for all of the lending, investing and portfolio management activities of Capital Trust, Inc. Prior to that time, Mr. Plavin was employed for 14 years with Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within the real estate finance unit of Chase, and its predecessor, Chemical Bank, and in 1997 he became co-head of global real estate for Chase. Mr. Plavin is also a director of Omega Healthcare Investors, a REIT that owns skilled nursing and other healthcare facilities. Mr. Plavin holds a B.A. in English from Tufts University and an M.B.A. from the J.L. Kellogg Graduate School of Management of Northwestern University. Mr. Plavin brings to our Board management experience in the banking and real estate debt investment management sectors, as well as significant experience in and knowledge of the real estate industry and related capital markets transactions, which we believe makes him well-qualified to serve on our Board.

Charles C. Reardon	Director

Charles C. Reardon has served as a member of our Board since July 2013. Mr. Reardon is the Senior Managing Director of Asgaard Capital LLC, a boutique advisory firm focused on serving middle market companies and their owners, as well as a Financial Industry Regulatory Authority (“FINRA”) registered general securities representative with Chessicap Securities, Inc. since November 2011, a FINRA licensed broker dealer. Mr. Reardon has more than 25 years of experience in directing operational and financial restructurings, healthy and distressed mergers and acquisitions, debt and equity capital financings and real estate development. Prior to founding Asgaard Capital in August 2011, Mr. Reardon was a partner in the investment banking affiliates of Carl Marks & Co., a middle-market merchant bank headquartered in New York, from June 2009 to August 2011. Before that, from January 2002 to June 2009 he held various positions at Houlihan Lokey and was a member of its globally recognized Financial Restructuring Group. Mr. Reardon holds a B.A. with highest distinction from the University of Virginia and a J.D. from Yale Law School. We believe his extensive knowledge of real estate development, background in financial services, and his leadership experience make Mr. Reardon well-qualified to serve on our Board.

Christopher E. Wilson	Director

Christopher E. Wilson has served as a director on our Board since July 2012 and since 1995 has been a Partner of Stonehill Capital Management LLC, a financial investment advisory firm specializing in stressed, distressed and other opportunistic investments. In addition to his primary role as a portfolio manager, he also helps manage Stonehill’s operations as one of its most senior principals. Mr. Wilson began his career at GE Capital’s Corporate Finance Group and then joined RP Companies, a private equity firm specializing in the cable television and media fields. Mr. Wilson holds a B.A. in government from the University of Notre Dame. We believe Mr. Wilson’s extensive background in corporate strategy, finance, business analysis and acquisitions make him well-qualified to serve on our Board.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the 2016 Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, or until such firm’s earlier resignation or removal. While stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, we value the opinions of our stockholders and believe that stockholder ratification of our selection is a good corporate governance practice. In the event the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee of the Board (the “Audit Committee”) will consider this fact when it selects the independent auditors for the year ending December 31, 2017. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to select and appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.

We have been advised that a representative of Ernst & Young LLP will be present at the 2016 Annual Meeting to answer appropriate questions and to have an opportunity to make a statement if desired.

Required Vote

The affirmative vote of a majority of votes cast affirmatively or negatively is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Abstentions will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

Independent Registered Public Accounting Firm Fees and Services

The table below sets forth the fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s consolidated financial statements for the years ended December 31, 2015 and 2014, and fees for other services rendered by Ernst & Young LLP during those years.

	2015	2014
Audit Fees (1)	$912,710	$922,105
Audit-Related Fees (2)	36,995	36,995
Tax Fees (3)	212,738	191,982

Totals	$1,162,443	$1,151,082

(1)	Consists of fees billed for professional services rendered for annual audits of the Company’s consolidated financial statements, reviews of the Company’s interim unaudited consolidated financial statements that are included in its quarterly reports, filings of registration statements, including our Registration Statements on Form S-3 and Form S-4 that were filed during 2014 and certain prospectus supplements to Form S-3 that were filed during 2015, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings.

(2)	Consists of fees billed for professional services rendered for audits of a joint venture in which we have an interest and the use of Ernst & Young LLP’s technical accounting research tool.

(3)	Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) relating to the approval of all audit, audit-related, tax and permissible non-audit services that are to be provided by Ernst & Young LLP. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee reviews and generally pre-approves the services and the range of fees that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services and pre-approved fee levels from time to time, based on subsequent determinations.

The Audit Committee may delegate to the chair of the committee the authority to approve any audit, audit-related, tax or permissible non-audit services to be provided to us by Ernst & Young LLP. The chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. During 2015, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Report of the Audit Committee

The Audit Committee oversees the integrity of the Company’s financial statements as described in its charter. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2015 with management.

The Audit Committee also discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees).

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Darius G. Nevin (Chair)

Michelle MacKay

Charles C. Reardon

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

Set forth below is information regarding the Company’s current executive officers who are not also directors. Information concerning Keith E. Bass, our President and Chief Executive Officer, may be found above in the section entitled “Item 1—Election of Directors.”

Russell Devendorf Age: 43	Senior Vice President and Chief Financial Officer

Russell Devendorf has served as our Senior Vice President and Chief Financial Officer since November 2008 and is responsible for the Company’s accounting, finance, tax, risk management and information technology systems. Prior to joining the Company, Mr. Devendorf held positions as Vice President—Finance of Meritage Homes Corporation from May 2008 to November 2008 and from March 2002 to May 2008 served in several senior level finance roles with TOUSA, Inc., a national homebuilding company, including most recently as Vice President, Treasurer and Secretary. He also served as an auditor at Ernst & Young LLP in their real estate practice and is a Certified Public Accountant and Certified Treasury Professional. Mr. Devendorf received both a B.S. and Master of Accounting with a tax concentration from The Florida State University.

Vivien N. Hastings Age: 64	Senior Vice President, Secretary and General Counsel

Vivien N. Hastings has served as our Senior Vice President, Secretary and General Counsel since 1998. Ms. Hastings joined the Company in 1990 and held various positions in its legal department prior to becoming General Counsel. From 1982 to 1989, Ms. Hastings served as Vice President and Co-General Counsel of Merrill Lynch Hubbard, Inc., a real estate division of Merrill Lynch & Co. Prior to her tenure with Merrill Lynch, she was an associate with the law firm of Winston & Strawn LLP. Ms. Hastings holds a B.A. from the University of Connecticut and a J.D. from Washington University School of Law. Ms. Hastings was an executive officer of WCI Communities Inc.’s predecessor company at and from the time it filed voluntary petitions for reorganization relief under the provisions of Chapter 11 of Title 11 of the U.S. Bankruptcy Code on August 4, 2008 through its emergence from bankruptcy in September 2009.

Paul J. Erhardt Age: 47	Senior Vice President of Homebuilding and Development; President, South Region

Paul J. Erhardt has served as our Senior Vice President of Homebuilding and Development and President of our South Region since November 2013. He is responsible for overseeing homebuilding operations, community planning, entitlements and land development for our South Region. From March 2013 until November 2013, Mr. Erhardt served as our Senior Vice President of Homebuilding and Development where he was responsible for overseeing our company-wide homebuilding operations, as well as community planning, entitlements and land development. Mr. Erhardt joined the Company as a Project Manager in 2004 and was named Senior Project Manager in 2005, Vice President in 2009 and Senior Vice President of Community Development and Operations in 2011, the last of which positions he held until his current role. Prior to joining the Company, Mr. Erhardt led supply chain improvement programs as Director of Operations Programs for World Kitchen, Inc. from 2001 to 2003. Prior to joining World Kitchen, Inc., Mr. Erhardt was a management consultant with Booz Allen & Hamilton from 1996 to 2001 and a practicing Certified Public Accountant with Arthur Andersen & Company from 1990 to 1995. Mr. Erhardt holds both a B.B.A. and M.B.A. from the University of Michigan with a concentration in Corporate Strategy and Operations.

David T. Ivin Age: 57	Senior Vice President of Homebuilding and Development; President, North Region

David T. Ivin has served as our Senior Vice President of Homebuilding and Development and President of our North Region since he joined the Company in November 2013. He is responsible for overseeing homebuilding operations, community planning, entitlements and land development for our North Region. Mr. Ivin has over 30 years of professional homebuilding experience, holding various senior executive leadership positions at national homebuilding and development companies. Prior to joining the Company, Mr. Ivin served as Asset Manager with Starwood Land Ventures, managing all of its communities in West Florida from 2010 to 2013. Prior to joining Starwood Land Ventures, Mr. Ivin was a Division President at Centex Homes from 2004 to 2008, covering all of its Tampa, Florida operations, and from 1994 to 2004 he was the Regional Director in West Florida for Taylor Woodrow Communities. From 1991 to 1994, Mr. Ivin served as Division President of Ryland Homes (Charleston, South Carolina) and prior to that he held various construction and sales positions at Ryan Homes in Virginia. Mr. Ivin holds an M.B.A. from the University of North Carolina and a B.S. in Civil Engineering from Cornell University.

Jonathan F. Rapaport Age: 50	Senior Vice President of Homebuilding and Development; President, East Region

Jonathan F. Rapaport has served as our Senior Vice President of Homebuilding and Development and President of our East Region since July 2015. He is responsible for overseeing homebuilding operations, community planning, entitlements and land development for our East Region. Mr. Rapaport joined the Company in March 2014 as our Division President—East Coast Division. Prior to joining the Company, Mr. Rapaport served as Division President of Starwood Land Ventures, a residential real estate investment firm, from 2008 to 2014. Mr. Rapaport also served as: (i) President of Ecclestone Signature Homes from 2002 to 2008; (ii) Senior Vice President of Arthur Rutenberg Homes from 2001 to 2002; and (iii) President of K. Hovnanian Companies Florida Division from 1998 to 2001 and its Vice President from 1994 to 1997. In those roles, Mr. Rapaport was primarily responsible for managing homebuilding and development operations. He also served as Vice Chairman of Palm Beach County Bank from 1998 to 2005. Mr. Rapaport is a former President of the Gold Coast Builders Association and has served as a director of the National Association of Homebuilders and the Florida Homebuilders Association. Mr. Rapaport holds a bachelor’s degree in economics from Skidmore College.

Reinaldo L. Mesa Age: 54	Senior Vice President of Real Estate Services; President and Chief Executive Officer, Watermark Realty, Inc.

Reinaldo L. Mesa has served as our Senior Vice President of Real Estate Services since September 2009 and as President and Chief Executive Officer of Watermark Realty, Inc. since January 2010. Previously, Mr. Mesa served as President of Prudential Florida Realty, a predecessor to Berkshire Hathaway HomeServices Florida Realty, beginning in March 2005, and has held various other positions at Prudential Florida Realty since he joined the Company in 1999. Prior to joining the Company, Mr. Mesa served as Miami-Dade District Manager with Coldwell Banker Residential Real Estate. He previously owned his own real estate brokerage that he ultimately sold in 1997 to NRT LLC, which operates Coldwell Banker Residential Real Estate. Mr. Mesa is a certified real estate broker and a certified residential specialist. Mr. Mesa also serves as a National Association of Realtors® (“NAR”) Director and serves on the NAR Executive Committee, Large Residential Firms Advisory & Involvement Board and Large Firms RES Committee. Mr. Mesa also previously served as a Director of the National Association of Hispanic Real Estate Professionals. Mr. Mesa has been in the real estate industry since 1981. Mr. Mesa was an executive officer of WCI Communities Inc.’s predecessor company at and from the time it filed voluntary petitions for reorganization relief under the provisions of Chapter 11 of Title 11 of the U.S. Bankruptcy Code on August 4, 2008 through its emergence from bankruptcy in September 2009.

John B. McGoldrick Age: 49	Senior Vice President of Human Resources

John B. McGoldrick has served as our Senior Vice President of Human Resources since August 2013. Mr. McGoldrick oversees all aspects of the Company’s human resources and corporate services functions, including recruiting, human resources administration, compensation and benefits, payroll, organization development, training and corporate services/facilities activities. Mr. McGoldrick joined the Company in 2002 and held various positions in its Human Resources department prior to becoming Senior Vice President in August 2013. Prior to joining the Company, Mr. McGoldrick was Director of Human Resources, Compensation & Benefits from 2001 to 2002 for Orius Telecom Services, Inc., a private company in the telecommunications industry. He was Senior Manager of Human Resources Administration for Ocwen Financial Corporation, a publicly traded global financial services provider, from 1994 to 2001. Mr. McGoldrick holds a bachelor’s degree from Villanova University.

CORPORATE GOVERNANCE

The Board of Directors

Composition

Our Board currently consists of seven members. Our Fourth Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board and that, so long as either Monarch or Stonehill has the right to nominate two directors or the Principal Investors own, in the aggregate, at least 20% of our shares of common stock outstanding, the Board will not increase its size without the consent of the nominee(s) of such Principal Investor(s). Based on certain dispositions of our common stock by the Principal Investors during the year ended December 31, 2015, the consent of their nominee(s) is no longer required to increase the size of our Board. Our directors hold office until their successors have been duly elected and qualified or, if earlier, their death, resignation or removal. Vacancies on the Board are filled by a majority of the directors then in office, and not by the stockholders. Vacancies caused by loss of a Principal Investor nominee (such nomination rights described further below) will be filled at the direction of such Principal Investor. Each of our directors is elected annually. Directors may be removed with or without cause by a majority vote of the shares of our common stock then outstanding.

Director Independence

All members of our Board, except Keith E. Bass, have been determined by the Board to be independent under the rules of the New York Stock Exchange (the “NYSE”). In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by the NYSE. The independent directors are Patrick J. Bartels, Jr., Michelle MacKay, Darius G. Nevin, Stephen D. Plavin, Charles C. Reardon and Christopher E. Wilson. Mr. Bass is not independent because he is the Company’s President and Chief Executive Officer.

In evaluating and determining the independence of the directors, the Board considered that the Company may have certain relationships with its directors. Specifically, the Board considered that Mr. Bartels is an affiliate of Monarch, which owned approximately 9.0% of our outstanding common stock as of March 22, 2016. The Board determined that this relationship does not impair Mr. Bartels’ independence. The Board also considered that Mr. Wilson is an affiliate of Stonehill, which owned approximately 7.5% of our outstanding common stock as of March 22, 2016. The Board determined that this relationship does not impair Mr. Wilson’s independence.

Voting Arrangements

On July 24, 2013, in connection with our initial public offering consummated on July 25, 2013 (our “IPO”), we entered into stockholders agreements with each of the Principal Investors, pursuant to which for so long as a Principal Investor holds at least 60% of the shares of our common stock held by it at the consummation of our IPO, such Principal Investor will have the right to nominate two directors to the Board and one director to each Board committee (subject to applicable independence requirements of each committee). When a Principal Investor owns less than 60%, but at least 20%, of the shares of our common stock held by it at the consummation of our IPO, such Principal Investor will be entitled to nominate one director to the Board and each Board committee (subject to applicable independence requirements of each committee). As of March 22, 2016, each of the Principal Investors held less than 60%, but more than 20%, of the shares of our common stock held by it at the consummation of our IPO. As a result, pursuant to the respective stockholders agreements, each Principal Investor is entitled to nominate one director to the Board and each Board committee (subject to applicable independence requirements of each committee). The individual nominated by a Principal Investor to any Board committee must be the same director who was nominated by such Principal Investor to the Board. Under the stockholders agreements, we also agreed to use commercially reasonable efforts to take all necessary and desirable actions within our control to cause the election, removal and replacement of such directors in accordance with the stockholders agreements and applicable law. Each Principal Investor has also agreed to vote for the other’s Board nominees in accordance with the terms of a separate voting agreement between the Principal Investors. See “Certain Relationships—Stockholders Agreements.”

In 2015, Monarch nominated Mr. Bartels and Mr. Nevin, and Stonehill nominated Mr. Reardon and Mr. Wilson, to serve on the Board and be elected by stockholders at the Company’s annual meeting of stockholders that was held on May 13, 2015 (the “2015 Annual Meeting”). In 2016, Monarch and Stonehill nominated Mr. Bartels and Mr. Wilson, respectively, to serve on the Board and be elected by stockholders at the 2016 Annual Meeting.

Board Leadership Structure and Role in Risk Oversight

The positions of Chair of the Board and Chief Executive Officer are presently separate and have historically been separate at the Company. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chair, particularly as the Board’s oversight responsibilities continue to grow. While our Amended and Restated Bylaws (the “Bylaws”) and Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. During the year, senior management reviews these risks with the Board as part of discussions that focus on business operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage unnecessary risk-taking. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves related person transactions and our Nominating and Corporate Governance Committee oversees our Corporate Governance Guidelines. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Board Committees and Meetings

The standing committees of our Board consist of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Land Committee. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website, www.wcicommunities.com, by clicking on “ABOUT WCI,” then “INVESTORS,” then “CORPORATE GOVERNANCE” and then “GOVERNANCE PRINCIPLES.” From time to time, special committees may be established under the direction of our Board to address specific issues. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement.

Pursuant to the stockholders agreements described above and subject to applicable rules and regulations of the NYSE, the Principal Investors will each have the right to appoint a director to each Board committee so long as such Principal Investor holds at least 20% of the shares of our common stock held by it at the consummation of our IPO.

All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors. The table below sets forth the membership of the Board’s standing committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Land Committee
Patrick J. Bartels, Jr.		X	X	X
Keith E. Bass				CHAIR
Michelle MacKay	X		CHAIR
Darius G. Nevin	CHAIR			X
Stephen D. Plavin		X
Charles C. Reardon	X		X
Christopher E. Wilson		CHAIR		X

The table below sets forth the number of meetings of the Board and the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Land Committee during the year ended December 31, 2015.

Name	Number of Meetings
Board of Directors (1)	11
Audit Committee	9
Compensation Committee	4
Nominating and Corporate Governance Committee	4
Land Committee (2)	1

(1)	The Board also held an additional six business operations update calls during 2015.

(2)	The Land Committee also held an additional seven land acquisition update calls during 2015.

During 2015, each director attended at least 75% of the aggregate of all meetings of the Board and meetings of the committees on which the director served during the period in which he or she served as a director.

The independent directors meet in regularly scheduled executive sessions without management. Mr. Plavin, as the independent Chair of the Board, presides over all executive sessions at which he is present. Currently, we do not maintain a formal policy regarding director attendance at the annual stockholder meeting; however, we encourage our directors to attend the meeting in person or by phone absent compelling circumstances. All of our directors attended the 2015 Annual Meeting.

Audit Committee

Our Audit Committee currently consists of Mr. Nevin, who serves as chair of the committee, Ms. MacKay and Mr. Reardon. In conjunction with the 2015 Annual Meeting, Monarch and Stonehill nominated Mr. Nevin and Mr. Reardon, respectively, to serve on our Audit Committee. Each of Monarch and Stonehill is currently entitled to nominate one director to the Audit Committee (subject to applicable independence requirements of the committee). All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board has determined that Mr. Nevin is an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE. Under the rules of the SEC and the NYSE, members of the Audit Committee must also meet independence standards under

Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Audit Committee is an independent director under the rules of the SEC and the NYSE relating to Audit Committee independence.

The Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm;

•	obtaining and reviewing the independent registered public accounting firm’s annual report on independence and quality control;

•	discussing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•	reviewing and discussing the annual audited consolidated financial statements and the quarterly unaudited consolidated financial statements with management and the independent registered public accounting firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	providing the Company with the report of the Audit Committee with respect to the audited consolidated financial statements for inclusion in each of the Company’s annual proxy statements;

•	discussing the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	discussing the Company’s policies with respect to risk assessment and risk management;

•	setting clear hiring policies for employees or former employees of the Company’s independent registered public accounting firm;

•	establishing procedures for the receipt, retention and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving, disapproving or ratifying, as appropriate, related person transactions (as defined in Item 404(a) of Regulation S-K) that is brought to the Audit Committee’s attention;

•	at least annually performing an evaluation of the performance of the committee; and

•	periodically reviewing and reassessing its charter.

The Audit Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate.

Compensation Committee

Our Compensation Committee currently consists of Mr. Wilson, who serves as chair of the committee, Mr. Bartels and Mr. Plavin. In conjunction with the 2015 Annual Meeting, Monarch and Stonehill nominated Mr. Bartels and Mr. Wilson, respectively, to serve on our Compensation Committee. Each of Monarch and Stonehill is currently entitled to nominate one director to the Compensation Committee (subject to applicable independence requirements of the committee). Each of the members of our Compensation Committee is an independent director under the rules of the NYSE, including the NYSE rules relating to compensation committee independence, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers, directors and employees. The Compensation Committee is responsible for, among other things:

•	reviewing and approving the corporate goals and objectives with respect to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and, based upon this evaluation (either alone or, if directed by the Board, in conjunction with a majority of the independent directors on the Board), setting the Chief Executive Officer’s compensation;

•	reviewing and making recommendations to the Board regarding director compensation;

•	reviewing and approving or making recommendations to the Board regarding the Company’s incentive compensation and equity-based plans and arrangements;

•	maintaining responsibility for the appointment, compensation and oversight of any advisor it retains;

•	reviewing and discussing with management the Company’s Compensation Discussion & Analysis (“CD&A”) (to the extent that the Company is required to include CD&A in the Company’s Annual Report on Form 10-K or annual proxy statement), and considering whether the committee will recommend to the Board that the Company’s CD&A be included in the relevant filing;

•	preparing the annual Compensation Committee Report, if required;

•	at least annually performing an evaluation of the performance of the committee; and

•	periodically reviewing and reassessing its charter.

In performing the responsibilities described above, the Compensation Committee receives advice and input, as applicable, from certain executive officers, including the Chief Executive Officer, on compensation issues and general compensation policies, including the appropriate level and mix of the compensation for executive officers. In September 2015, the Compensation Committee engaged FPL Associates, L.P. (“FPL”), an independent compensation consulting firm, to serve as compensation consultant to perform an assessment and benchmarking analysis of the Company’s 2016 non-employee director and executive officer compensation programs and practices. FPL reports directly to the Compensation Committee. The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. MacKay, who serves as chair of the committee, Mr. Bartels and Mr. Reardon. In conjunction with the 2015 Annual Meeting, Monarch and Stonehill nominated Mr. Bartels and Mr. Reardon, respectively, to serve on our Nominating and Corporate Governance Committee. Each of Monarch and Stonehill is currently entitled to nominate one director to the Nominating and Corporate Governance Committee (subject to applicable independence requirements of the committee). Each of the members of our Nominating and Corporate Governance Committee are independent directors under the rules of the NYSE.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board, and recommending nominees for election as directors;

•	overseeing the annual self-evaluations of the Board and management;

•	approving the fees and retention terms for any director search firm retained by the Company or the Nominating and Corporate Governance Committee;

•	developing and recommending to the Board a set of Corporate Governance Guidelines, as well as reviewing these guidelines from time to time as the Nominating and Corporate Governance Committee deems appropriate and recommending any changes to the Board;

•	annually reviewing the structure of the Board’s committees and recommending to the Board for its approval directors to serve as members of each committee;

•	making recommendations to the Board regarding governance matters;

•	at least annually performing an evaluation of the performance of the committee; and

•	periodically reviewing and assessing its charter.

The Nominating and Corporate Governance Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate.

Selection and Evaluation of Director Candidates

Under our stockholders agreements, when a Principal Investor holds at least 60% of the shares of our common stock held by it at the consummation of our IPO, such Principal Investor is entitled to nominate two directors for election to the Board, and for so long as a Principal Investor holds less than 60% but at least 20% of the shares of our common stock held by it at the consummation of our IPO, such Principal Investor is entitled to nominate one director for election to the Board. Each Principal Investor is currently entitled to nominate one director to the Board. Vacancies caused by loss of a Principal Investor nominee will be filled at the direction of such Principal Investor.

Apart from any directors nominated by the Principal Investors, the Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. Additionally, in contemplation of potentially expanding the size of our Board, the Nominating and Corporate Governance Committee retained an outside search firm during 2016 to assist in the search for qualified candidates. The committee also considers director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.

In recommending director candidates for election to the Board, the Nominating and Corporate Governance Committee will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make business judgments.

In evaluating director candidates, the Nominating and Corporate Governance Committee may also consider the following criteria as well as any other factors it deems to be relevant:

•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	the candidate’s experience as a board member of another publicly held company;

•	the candidate’s professional and academic experience relevant to the Company’s industry;

•	the strength of the candidate’s leadership skills;

•	the candidate’s experience in finance and accounting and/or executive compensation practices; and

•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable.

The Board monitors the mix of specific experience, qualifications and skills of its directors to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Apart from the rights of the Principal Investors to nominate directors to the Board, director candidates recommended by our stockholders will be considered in the same manner as recommendations by directors, executives, outside advisors or search firms, except that the Nominating and Corporate Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.

Any stockholder who intends to recommend a candidate to the Nominating and Corporate Governance Committee for consideration as a director nominee should deliver written notice, which must include the same information required to be included in a written notice submitted pursuant to Article II, Section 2.5 of our Bylaws, to the Secretary of the Company. Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the Nominating and Corporate Governance Committee to complete its review in a timely fashion.

Land Committee

Our Land Committee currently consists of Mr. Bass, who serves as chair of the committee, Mr. Bartels, Mr. Nevin and Mr. Wilson. In conjunction with the 2015 Annual Meeting, Monarch and Stonehill nominated Mr. Bartels and Mr. Wilson, respectively, to serve on our Land Committee. Each of Monarch and Stonehill is currently entitled to nominate one director to the Land Committee.

The Land Committee reports to the Board and meets, both officially and unofficially, to review certain potential land acquisitions. Land acquisitions require the approval of a majority of our internal Executive Land Committee (and must include the approval of our Chief Executive Officer and Chief Financial Officer) and the Land Committee and/or the Board, depending on maximum investment thresholds and estimated project duration. For investments of $10.0 million or less and an estimated project duration of five years or less, we require the approval of a majority of our internal Executive Land Committee, including our Chief Executive Officer and Chief Financial Officer. For investments greater than $10.0 million and less than or equal to $25.0 million and an estimated project duration of seven years or less, we require the approval of a majority of our internal Executive Land Committee (including our Chief Executive Officer and Chief Financial Officer) and the Land Committee. For investments that are greater than $25.0 million and any joint venture or land bank arrangement, regardless of project duration, we require the approval of a majority of our internal Executive Land Committee (including our Chief Executive Officer and Chief Financial Officer) and a majority of the Board. From time to time the full Board will review a potential land acquisition under $25.0 million.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Mr. Wilson, who serves as chair, Mr. Bartels and Mr. Plavin. None of the members of our Compensation Committee has been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee. We have entered into an indemnification agreement with each of our directors, including Mr. Wilson, Mr. Bartels and Mr. Plavin, who comprise our current Compensation Committee. See “Certain Relationships—Indemnification Agreements.”

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Business Conduct and Ethics is available on our website at www.wcicommunities.com by clicking on “ABOUT WCI,” then “INVESTORS,” then “CORPORATE GOVERNANCE” and then “GOVERNANCE PRINCIPLES.” We intend to satisfy any disclosure requirements pursuant to Item 5.05 of Form 8-K and NYSE rules regarding any amendment to, or a waiver from, certain provisions of our Code of Business Conduct and Ethics by posting such information on our website. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement.

Corporate Governance Guidelines

Our Corporate Governance Guidelines describe our corporate governance practices and policies and provide a framework for our Board’s governance. The topics addressed in our Corporate Governance Guidelines include director qualification standards, director responsibilities, management succession, compensation of the Board and self-evaluation of the Board. Our Corporate Governance Guidelines are available on our website at www.wcicommunities.com by clicking on “ABOUT WCI,” then “INVESTORS,” then “CORPORATE GOVERNANCE” and then “GOVERNANCE PRINCIPLES.”

Communications with the Board

Any interested party may communicate with the full Board or the non-management directors as a group by sending written communications to the attention of our General Counsel at: WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. The Company will forward any such communication to the intended recipients, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate.

EXECUTIVE COMPENSATION

The discussion below includes a review of our compensation decisions with respect to 2015 for our “named executive officers,” including our principal executive officer and our two other most highly compensated executive officers.

Our named executive officers for 2015 were:

•	Keith E. Bass, who currently serves as our President and Chief Executive Officer and a director, is our principal executive officer;

•	Russell Devendorf, who currently serves as our Senior Vice President and Chief Financial Officer; and

•	David T. Ivin, who currently serves as our Senior Vice President of Homebuilding and Development; President, North Region.

2015 Summary Compensation Table

The table below sets forth information regarding the compensation of our named executive officers for services rendered during the years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary	Bonus		Stock Awards		Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Keith E. Bass	2015	$675,000	$432,720	(1)	$778,050	(2)	$1,012,500	(3)	$90,625	(4)	$2,988,895
President and Chief Executive Officer	2014	531,667	363,033	(1)	470,250	(2)	843,750	(3)	87,900		2,296,600

Russell Devendorf	2015	357,500	108,750	(1)	199,500	(2)	281,250	(3)	7,997		954,997
Senior Vice President and Chief Financial Officer	2014	333,333	101,157	(1)	131,670	(2)	253,125	(3)	3,900		823,185

David T. Ivin	2015	250,000	108,750	(1)	279,300	(2)	281,250	(3)	6,625		925,925
Senior Vice President of Homebuilding and Development; President, North Region	2014	250,000	250,000	(1)	263,340	(2)	140,000	(3)	2,969		906,309

(1)	For each of Mr. Bass and Mr. Devendorf, the amount shown represents (i) the annual cash incentive with respect to the subjective components of the 2015 WCI Management Incentive Compensation Plan (the “2015 MICP”) and the 2014 WCI Management Incentive Compensation Plan (the “2014 MICP”) and (ii) additional discretionary bonuses for each such named executive officer. For Mr. Ivin, the amount shown represents: (i) the annual cash incentive with respect to the subjective component of the 2015 MICP; (ii) an additional discretionary bonus in 2015; and (iii) the portion of the annual cash incentive under the 2014 MICP that was guaranteed pursuant to his employment agreement. For a discussion of the bases for the determination of the 2015 MICP amounts, read below under “—Narrative Disclosure Relating to the 2015 Summary Compensation Table—Elements of Compensation—Annual Cash Incentives.”

(2)	The amount shown represents the grant date fair value of the awards under the WCI Communities, Inc. 2013 Incentive Award Plan (the “2013 Equity Plan”) computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 (“FASB ASC 718”), disregarding our estimate of forfeitures, that were granted to the named executive officers during each of February 2015 and 2014. This amount may not correspond to the actual value that will be realized by the named executive officer with respect to such award. The assumptions used in the valuation of this award are set forth in Note 13 to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that was filed with the SEC on February 22, 2016. As described below under “—Narrative Disclosure Relating to the 2015 Summary Compensation Table—Elements of Compensation—Long-Term Equity Incentives—Restricted Stock Grants,” awards granted to the named executive officers under the 2013 Equity Plan during 2015 and 2014 will vest in their entirety on February 19, 2018 and February 20, 2017, respectively, subject to accelerated vesting upon a change in control (if not assumed in connection with such change in control) or a termination of employment by the Company without cause within 12 months following a change in control (if assumed in connection with such change in control).

(3)	For each of Mr. Bass and Mr. Devendorf, the amount shown represents the annual cash incentive with respect to the objective components under the 2015 MICP and the 2014 MICP. For Mr. Ivin, the amount shown represents (i) the annual cash incentive with respect to the objective component under the 2015 MICP and (ii) the portion of the annual cash incentive with respect to the objective component under the 2014 MICP that exceeds, when taken together with the annual cash incentive with respect to the subjective objective and the discretionary bonus under the 2014 MICP, the guaranteed bonus for Mr. Ivin pursuant to his employment agreement. For a discussion of the bases for the determination of the 2015 MICP amounts, read below under “—Narrative Disclosure Relating to the 2015 Summary Compensation Table—Elements of Compensation—Annual Cash Incentives.”

(4)	The amount shown with respect to 2015 includes an automobile allowance paid by the Company to Mr. Bass in an amount equal to $18,000 and an apartment and living allowance paid by the Company to Mr. Bass in an aggregate amount equal to $66,000. Our 2015 employer matching contributions to the 401(k) Plan (as defined below) that were contributed to such plan on behalf of Mr. Bass were $6,625.

Narrative Disclosure Relating to the 2015 Summary Compensation Table

Elements of Compensation

During 2015, we compensated our named executive officers through a combination of base salary, annual cash incentives, long-term equity incentive awards granted under the 2013 Equity Plan and other perquisites and benefits as described below.

Base Salary

The named executive officers receive a base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Mr. Bass received an annual base salary of $550,000 from January 1, 2015 to February 28, 2015 and an annual base salary of $700,000 from March 1, 2015 to December 31, 2015. Mr. Devendorf received an annual base salary of $345,000 from January 1, 2015 to February 28, 2015 and an annual base salary of $360,000 from March 1, 2015 to December 31, 2015. Mr. Ivin received an annual base salary of $250,000 for all of 2015. Base salaries are subject to adjustment as determined by the Compensation Committee.

Annual Cash Incentives

We currently sponsor the WCI Communities, Inc. Senior Executive Incentive Bonus Plan (the “Executive Bonus Plan”). In 2015, the Company adopted and maintained the 2015 MICP, a sub-plan of the Executive Bonus Plan. Under the 2015 MICP, key executives, including the named executive officers, were eligible to receive a bonus consisting of two components: (1) an objective component based on the Company’s financial performance (consisting of 75% of the bonus potential) and (2) a subjective component based on individual performance goals (consisting of 25% of the bonus potential). The aggregate target bonuses under the 2015 MICP for Mr. Bass, Mr. Devendorf and Mr. Ivin were $900,000, $250,000 and $250,000, respectively.

The 2015 MICP objective component for each named executive officer was calculated based on the Company’s adjusted pre-tax income, which accounts for any incremental 2015 MICP and other incentive compensation plan expense that resulted from actual performance exceeding target performance. The Company’s 2015 pre-tax income is calculated in accordance with U.S. generally accepted accounting principles and has been reported in its audited consolidated financial statements for the year ended December 31, 2015, which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that was filed with the SEC on February 22, 2016. The performance levels and payout amounts with respect to the objective component under the 2015 MICP are summarized in the table below.

2015 Financial Performance Objective	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Percentage Payout at Each Performance Level
				Threshold	Target	Maximum
Pre-tax income (income from operations before income taxes)	$35,076,800	$43,846,000	$52,615,200	50.0%	100.0%	150.0%

In respect of the subjective component of the 2015 MICP, the payment of incentive bonuses thereunder is independently conditioned upon the named executive officer’s individual performance goals as determined and approved by both our Board and Compensation Committee in their discretion. Each named executive officer was eligible to receive payout of the subjective component of the 2015 MICP in an amount up to 150% of his target.

Based on the Company’s adjusted pre-tax income achievement of approximately $57.8 million during 2015, our Board and Compensation Committee approved payouts at 150% of target bonus for the objective component of the 2015 MICP. Accordingly, Mr. Bass, Mr. Devendorf and Mr. Ivin received bonus payments thereunder of $1,012,500, $281,250 and $281,250, respectively. Adjusted pre-tax income was derived by adding (i) $55.7 million of the Company’s income from operations before income taxes from its audited consolidated financial statements for the year ended December 31, 2015 and (ii) $2.1 million that was attributable to the effect from the incremental 2015 MICP and other incentive compensation plan expense that resulted from actual performance exceeding target performance.

In addition to such payments, our Board and Compensation Committee approved the payment of bonuses under the subjective component of the 2015 MICP and, as a result, Mr. Bass, Mr. Devendorf and Mr. Ivin received bonus payments thereunder of $337,500, $93,750 and $93,750, respectively. Such amounts represented 150% of the target bonus for each of the named executive officers based on exemplary individual performance during 2015, as determined by our Compensation Committee. The subjective component for Mr. Bass was based on the Compensation Committee’s discretionary determination of his individual performance. The subjective components for Mr. Devendorf and Mr. Ivin were based on the Compensation Committee’s discretionary determination of their individual performances, after receiving and taking into account recommendations from Mr. Bass.

The Company also awarded discretionary bonuses in respect of 2015 to Mr. Bass, Mr. Devendorf and Mr. Ivin of $95,220, $15,000 and $15,000, respectively, under the 2015 MICP.

The named executive officers generally must have been employed through the applicable pay-out date to receive payments under the 2015 MICP. However, notwithstanding the foregoing, the named executive officers could have been entitled to earlier payment upon termination following a change in control (at the greater of target bonus and bonus based on actual performance) and could have been entitled to a pro-rated payment following termination due to death or disability, or as otherwise set forth in any applicable employment agreement.

Long-Term Equity Incentives

Restricted Stock and Performance Stock Unit Grants

On February 19, 2015, restricted stock awards of 39,000 shares, 10,000 shares and 14,000 shares were granted under the 2013 Equity Plan to Mr. Bass, Mr. Devendorf and Mr. Ivin, respectively. These restricted stock awards generally vest on the third anniversary of the date of grant to the extent that the named executive officer remains employed, subject to accelerated vesting upon a change in control (if such awards are not assumed in connection with such change in control) or upon a termination without cause within 12 months following a change in control (if such awards are assumed in connection with such change in control).

In addition, in February 2016, Mr. Bass, Mr. Devendorf and Mr. Ivin also received certain restricted stock awards. These restricted stock awards generally vest on the third anniversary of the date of grant to the extent that the named executive officer remains employed, subject to accelerated vesting upon a change in control (if such awards are not assumed in connection with such change in control) or upon a termination without cause within 12 months following a change in control (if such awards are assumed in connection with such change in control). Further, in 2016, the Company anticipates that Mr. Bass will receive a performance stock unit award, the material terms of which have not been determined at this time.

2013 Long-Term Incentive Plan

In 2013, the Company adopted a long-term incentive plan for employees, the WCI Communities, Inc. 2013 Long Term Incentive Plan (the “Employee LTIP”), to further its long-term incentive compensation goals. Such long-term incentive plan is designed to provide the participants with the ability to participate in the increase in the value of the Company through payment of bonuses based on equity value. The Employee LTIP provides certain employees with the eligibility to receive a payment on the earlier of a change in control and the fifth anniversary of the effective date of the Employee LTIP. Under the Employee LTIP, each vested Employee LTIP award will generally be entitled to receive shares of our common stock upon settlement (or, if settled upon a change in control, the same form of consideration that the Company’s stockholders receive in relation thereto). Awards granted under the Employee LTIP (i) vested 25% on July 25, 2013 and 15% on each of December 31, 2013 (subject to forfeiture as described below), December 31, 2014 and December 31, 2015 and (ii) will vest 15% on each of December 31, 2016 and 2017, subject to accelerated vesting (as described below) upon a change in control or a termination of employment by the Company without cause or by the participant for good reason. Upon a change of control, 100% of the outstanding awards will vest. Upon termination of a participant’s employment by the Company without cause or by the participant for good reason, 50% of the unvested portion of his or her award will vest and thereafter such participant will be entitled to retain the vested portion of his or her award and the remaining unvested portion will be forfeited; provided that, in the event of a change in control within six (6) months of such a termination, such participant will also be entitled to retain all unvested portions of his or her award that would have otherwise been forfeited. Upon termination of a participant’s employment as a result of death or disability, such participant will be entitled to retain the vested portion of his or her award under the Employee LTIP and the unvested portion will be forfeited; provided that, in the event of a change in control within six (6) months of such a termination, such participant will also be entitled to retain all unvested portions of his or her award that would have otherwise been forfeited. Upon termination of a participant’s employment for cause, such participant will forfeit his or her entire award under the Employee LTIP. Upon a termination of participant’s employment for any reason not described above, such participant will retain the vested portion of his or her award under the Employee LTIP (other than the portion of his award that vested on December 31, 2013) and the portion of his or her award that vested on December 31, 2013 and any other unvested portion will be forfeited. Under the Employee LTIP, Mr. Bass and Mr. Devendorf may become entitled to receive up to 490,764 and 130,870 shares, respectively, to the extent their awards become fully vested. Mr. Ivin has not received any awards under the Employee LTIP.

Perquisites and Other Benefits

The Company currently provides Mr. Bass with a monthly automobile, apartment and living allowance of up to $7,000 per month. During 2015, Mr. Bass received a total of $18,000 for the automobile allowance and a total of $66,000 for the apartment and living allowance.

The Company currently provides our named executive officers the opportunity to participate in an Executive Physical Program that is paid for by the Company. During 2015, Mr. Devendorf participated in this program at a cost to the Company of $1,372. Neither Mr. Bass nor Mr. Ivin participated in this program.

Our named executive officers may participate in the WCI Communities, Inc. 401(k) and Retirement Plan (the “401(k) Plan”). During 2015, the Company matched an amount equal to 50% of the first 5% of each participant’s total eligible compensation, subject to certain limitations established by the Internal Revenue Service. During 2015, Mr. Bass, Mr. Devendorf and Mr. Ivin participated in the 401(k) Plan and each received matching contributions of $6,625.

Our compensation program does not include any other material benefits or perquisites for our named executive officers, other than participation in benefit programs that are generally available to our employees.

Employment Arrangements

As of December 31, 2015, we were a party to employment agreements with Mr. Bass (dated November 29, 2012), Mr. Devendorf (dated August 29, 2012) and Mr. Ivin (dated January 10, 2014), each of which is described directly below.

Term and Compensation

The initial term of employment of each of Mr. Bass and Mr. Devendorf under their respective employment agreements was three years from the effective date thereof (and ended in 2015), subject to automatic extensions for successive one-year periods, unless either party gives notice of non-extension to the other party no later than 60 days prior to the expiration of the then-applicable term. In 2015, the terms of employment of Mr. Bass and Mr. Devendorf were automatically extended pursuant to the terms of their respective employment agreements through November 29, 2016 and August 29, 2016, respectively. The initial term of employment of Mr. Ivin under his employment agreement is three years from the effective date thereof (and will end in 2017), subject to automatic extensions for successive one-year periods, unless either party gives notice of non-extension to the other party no later than 60 days prior to the expiration of the then-applicable term.

Pursuant to his employment agreement, Mr. Bass was entitled to an annual base salary of $550,000 from January 1, 2015 through February 28, 2015 (which was increased to $700,000 and $900,000 effective March 1, 2015 and January 1, 2016, respectively) and is eligible for an annual performance-based bonus, with a target bonus opportunity of 150% of base salary (unless otherwise agreed). Pursuant to his employment agreement, Mr. Devendorf was entitled to an annual base salary of $345,000 from January 1, 2015 through February 28, 2015 (which was increased to $360,000 and $400,000 effective March 1, 2015 and January 1, 2016, respectively) and is generally eligible for an annual performance-based bonus. Pursuant to his employment agreement, Mr. Ivin was entitled to an annual base salary of $250,000 from January 1, 2015 through December 31, 2015 (which was increased to $275,000 effective January 1, 2016) and is generally eligible for an annual performance-based bonus (with a guaranteed bonus under the 2014 MICP equal to $250,000). In addition, Mr. Bass’ employment agreement provides for an automobile allowance and apartment and living expenses at a rate of up to $7,000 per month.

Mr. Bass’ employment agreement also provides for certain equity and long-term incentive awards. See above under “—Narrative Disclosure Relating to the 2015 Summary Compensation Table—Elements of Compensation—Long-Term Equity Incentives—Restricted Stock Grants,” for a description of equity awards granted to Mr. Bass during 2015.

Severance

Each employment agreement provides for severance upon a termination by us without cause or by the named executive officer for good reason, for which (1) “cause” is defined generally as the named executive officer’s termination of employment by the Company after the named executive officer’s (a) commission of any felony or other act involving fraud, theft, misappropriation, dishonesty, or embezzlement, (b) commission of intentional acts that materially impair the goodwill of the business of the Company or cause material damage to its property, goodwill or business, (c) refusal to, or willful failure to, perform his material duties under the employment agreement, which refusal or failure continues for a period of fourteen (14) days following notice thereof by the Company to the named executive officer, or (d) violation of any written Company policies or procedures, which violation is not cured, to the extent susceptible to cure, within fourteen (14) days after the Company has given written notice to the named executive officer describing such violation; and (2) “good reason” is defined generally as the named executive officer’s voluntary termination of employment after the occurrence, without the named executive officer’s consent of (w) a material reduction in the named executive officer’s base salary, excluding any such reduction that affects our employees generally, or our intentional failure to pay such base salary when due; (x) an action by us that results in a material adverse change in the named executive officer’s title, duties or responsibilities; (y) a requirement by us that the named executive officer change his principal place of employment to a location outside of a fifty (50)-mile radius of Bonita Springs, Florida, subject to required travel; or (z) a change in control, which results in a material reduction in the named executive officer’s opportunity to earn a bonus pursuant to the Company’s annual cash incentive bonus plan in place immediately prior to a change in control.

Upon a termination of Mr. Bass’ employment by us without cause or by reason of his resignation for good reason (other than in connection with a change in control), Mr. Bass is entitled to severance consisting of (a) six (6) months’ base salary, payable in installments, (b) any accrued, but unpaid bonus for any prior performance period, (c) 50% of his target bonus for the year of termination, (d) a pro-rated bonus based on actual results for the year of termination, and (e) continued coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) at the active employee rate for up to six (6) months. Further, if Mr. Bass so elects, he will, in exchange for the extension of his restrictive covenants for an additional six (6)-month period, be entitled to continued base salary payments for an additional six (6) months, a lump sum payment of an additional 50% of his target bonus for the year of termination and continued COBRA coverage at the active employee rate for up to an additional six (6) months. If Mr. Bass’ employment is terminated by us without cause or by reason of his resignation for good reason in connection with a change in control (i.e., within six (6) months prior to or two (2) years following such change in control), Mr. Bass is entitled to severance consisting of (i) a lump sum payment of eighteen (18) months’ base salary (based on the greater of the salary in place at either the date of termination or the date of the change in control), (ii) any accrued, but unpaid bonus for any prior performance period, (iii) a lump sum payment of 150% his target bonus (based on the greater of the target bonus for the year of termination or the immediately prior year), (iv) a pro-rated bonus based on actual results for the year of termination (but based on target if actual results are not calculable upon a change in control) and (v) continued COBRA coverage at the Company’s expense for up to eighteen (18) months.

Upon a termination of either Mr. Devendorf’s or Mr. Ivin’s employment by us without cause or by reason of his resignation for good reason (other than in connection with a change in control), Mr. Devendorf or Mr. Ivin, as applicable, is entitled to severance consisting of (a) six (6) months’ of base salary, payable in installments, (b) any accrued but unpaid bonus for any prior performance period, (c) 50% of his target bonus for the year of termination, (d) a pro-rated bonus based on actual results for the year of termination, and (e) continued COBRA coverage at the active employee rate for up to six (6) months. If either Mr. Devendorf’s or Mr. Ivin’s employment is terminated by us without cause or by reason of his resignation for good reason in connection with a change in control (i.e., within six (6) months prior to or two (2) years following such change in control), Mr. Devendorf or Mr. Ivin, as applicable, is entitled to severance consisting of (i) a lump sum payment of nine (9) months’ base salary (based on the greater of the salary in place at either the date of termination or the date of the change in control), (ii) any accrued, but unpaid bonus for any prior performance period, (iii) a lump sum payment of 75% of his target bonus (based on the greater of the target bonus for the year of termination or the immediately prior year), (iv) a pro-rated bonus based on actual results for the year of termination (but based on target if actual results are not calculable upon a change in control) and (v) continued COBRA coverage at the Company’s expense for up to nine (9) months.

In addition, each employment agreement provides for severance upon a termination of employment due to death or disability. Upon a termination of Mr. Bass’ employment due to death or disability, Mr. Bass (or his beneficiary) is entitled to receive severance consisting of (a) five (5) months’ base salary (payable in a lump sum if termination is due to death) reduced by any death or disability benefits, and (b) any accrued but unpaid bonus for any prior performance period. Upon a termination of either Mr. Devendorf’s or Mr. Ivin’s employment due to death or disability, Mr. Devendorf or Mr. Ivin (or his beneficiary), as applicable, is entitled to receive severance consisting of (i) three (3) months’ base salary (payable in lump sum if termination is due to death) reduced by any death or disability benefits, and (ii) any accrued but unpaid bonus for any prior performance period.

Further, if we elect not to renew Mr. Bass’ employment upon the completion of his term and he terminates his employment at the end of the term, then he is entitled to severance consisting of six (6) months’ base salary.

Any severance payment payable to Mr. Bass, Mr. Devendorf or Mr. Ivin pursuant to his respective employment agreement will be subject to the named executive officer’s execution of a release of claims in favor of us.

Miscellaneous

Following termination of Mr. Bass’ employment by us for cause or in connection with a change in control, or following our non-renewal of his term of employment, Mr. Bass will be subject to non-competition and non-solicitation restrictions for periods of six (6) months and twelve (12) months, respectively, following termination of employment. Following termination of Mr. Bass’ employment by reason of his resignation without good reason, he will be subject to non-competition and non-solicitation restrictions for a twelve (12)-month period following termination of employment. Finally, following termination of Mr. Bass’ employment without cause or for good reason, Mr. Bass will be subject to non-competition and non-solicitation restrictions for a six (6)-month period, subject to an additional six (6)-month extension if Mr. Bass so elects as described in the summary of the severance provisions above.

Following any termination of either Mr. Devendorf’s or Mr. Ivin’s employment prior to the end of his term, he will be subject to non-competition and non-solicitation restrictions for six (6) months following termination of employment.

Each of Mr. Bass’, Mr. Devendorf’s and Mr. Ivin’s employment agreements provide for a 280G “best net” provision, whereby all parties have agreed that, should any payment or benefit due to Mr. Bass, Mr. Devendorf or Mr. Ivin pursuant to their respective employment agreement be deemed an excess parachute payment for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, such amounts will either be (a) delivered in full or (b) limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to us by reason of Section 280G, whichever of the foregoing amounts results in the receipt by the named executive officer of the greatest amount of payments and benefits.

Outstanding Equity Awards at Fiscal Year End

The table below sets forth specified information concerning equity awards held by each of the named executive officers as of December 31, 2015.

	Stock Awards
	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (1)
Keith E. Bass	147,229	(2)	$ 3,280,267
	25,000	(3)	557,000
	39,000	(4)	868,920
Russell Devendorf	39,261	(2)	874,735
	7,000	(3)	155,960
	10,000	(4)	222,800
David T. Ivin	14,000	(3)	311,920
	14,000	(4)	311,920

(1)	The market value of shares of restricted stock that have not vested and shares of common stock that are subject to unvested awards under the Employee LTIP is calculated based on the fair market value of our common stock as of the close of the stock market on December 31, 2015 ($22.28 per share).

(2)	Awards granted under the Employee LTIP to each of Mr. Bass and Mr. Devendorf (i) vested 25% on July 25, 2013 and 15% on each of December 31, 2013 (subject to forfeiture as described in this footnote), December 31, 2014 and December 31, 2015 and (ii) will vest 15% on each of December 31, 2016 and 2017, subject to accelerated vesting (as described below) upon a change in control or a termination of employment by the Company without cause or by the participant for good reason. Upon a change of control, 100% of the outstanding awards will vest. Upon termination of a participant’s employment by the Company without cause or by the participant for good reason, 50% of the unvested portion of his award will vest and thereafter such participant will be entitled to retain the vested portion of his award under the Employee LTIP and the remaining unvested portion will be forfeited; provided that, in the event of a change in control within six (6) months of such a termination, such participant will also be entitled to retain all unvested portions of his award that would have otherwise been forfeited. Upon termination of a participant’s employment as a result of death or disability, such participant will be entitled to retain the vested portion of his award under the Employee LTIP and the unvested portion will be forfeited; provided that, in the event of a change in control within six (6) months of such a termination, such participant will also be entitled to retain all unvested portions of his award that would have otherwise been forfeited. Upon termination of a participant’s employment for cause, such participant will forfeit his entire award under the Employee LTIP. Upon a termination of a participant’s employment for any reason not described above, such participant will retain the vested portion of his award under the Employee LTIP (other than the portion of his award that vested on December 31, 2013) and the portion of his award that vested on December 31, 2013 and any other unvested portion will be forfeited.

(3)	These shares were granted under the 2013 Equity Plan on February 20, 2014. All such shares will vest on February 20, 2017.

(4)	These shares were granted under the 2013 Equity Plan on February 19, 2015. All such shares will vest on February 19, 2018.

Stock Ownership Guidelines

Effective February 19, 2015, our Board adopted an Executive Officer Stock Ownership Policy (the “Equity Ownership Policy”) pursuant to which our executive officers are expected to acquire a minimum level of stock ownership in the Company so as to further align their interests with those of our stockholders. Under the Equity Ownership Policy, our executive officers are expected to achieve and maintain specified levels of common stock ownership. The targeted levels of common stock ownership are set forth in the table below.

Position	Stock Ownership Guideline
Chief Executive Officer	3.0 times annual base salary
Chief Financial Officer	2.0 times annual base salary
Other Executive Officers	1.0 times annual base salary

Our executive officers are expected to achieve the abovementioned levels of common stock ownership no later than the fifth anniversary of (i) the effective date of the Equity Ownership Policy or (ii) the date that the individual assumed the position of an executive officer (the “Compliance Date”). If the required level of stock ownership is not achieved on or before the Compliance Date, then, until the required level is achieved, the applicable executive officer will be required to retain 50% of his or her shares received upon vesting, delivery or exercise of equity awards, net of shares sold or withheld to pay any related exercise or purchase price, taxes or transaction costs. As of December 31, 2015, all three of our named executive officers had achieved the required level of stock ownership.

Equity Compensation Plan Information

As of December 31, 2015, the number of shares underlying outstanding stock options, warrants and rights and the number of shares remaining available for future issuance under the WCI Communities, Inc. Long Term Equity Incentive Plan (the “2010 Equity Plan”), the 2013 Equity Plan, the Employee LTIP and the WCI Communities, Inc. 2013 Director Long Term Incentive Plan are summarized in the table below.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	927,000	not applicable	2,518,922
Equity compensation plans not approved by security holders	-	not applicable	-

Totals	927,000		2,518,922	(1)

(1)	This amount represents the total number of shares available for issuance as of December 31, 2015 under shareholder-approved equity plans and is comprised of (i) 758,399 shares under the 2010 Equity Plan and (ii) 1,760,523 shares under the 2013 Equity Plan. The 2010 Equity Plan was terminated on February 11, 2016 and, as of such date, no further shares are available for issuance thereunder.

DIRECTOR COMPENSATION

2015 Director Compensation Table

The table below sets forth information for the year ended December 31, 2015 regarding the compensation awarded to, or earned by, our non-employee directors who served on our Board during 2015.

Name	Fees Earned or Paid in Cash		Stock Awards (1)	Total
Patrick J. Bartels, Jr.	$67,500	(2)	$49,995	$117,495
Michelle MacKay	79,000	(3)	49,995	128,995
Darius G. Nevin	76,500	(4)	49,995	126,495
Stephen D. Plavin	74,500	(5)	49,995	124,495
Charles C. Reardon	70,000	(6)	49,995	119,995
Christopher E. Wilson	75,000	(7)	49,995	124,995

(1)	The amounts reported in the Stock Awards column represent the estimated fair value of restricted stock awards or cash-settled restricted stock unit awards granted during February 2015 under the 2013 Equity Plan computed in accordance with FASB ASC 718, disregarding our estimate of forfeitures. These amounts may not correspond to the actual value that will be realized by the non-employee director with respect to such awards. The assumptions used in the valuation of these awards are set forth in Note 13 to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that was filed with the SEC on February 22, 2016.

As described below under “—Narrative Disclosure Relating to the 2015 Director Compensation Table—Director Equity-Based Awards—2015 Annual Awards,” awards granted under the 2013 Equity Plan will vest on the first business day immediately prior to the Company’s 2016 Annual Meeting of Stockholders, subject to accelerated vesting upon a change in control (if such award is not assumed in connection with such change in control) or termination of service within 12 months following a change in control (if such award is assumed in connection with such change in control). As of December 31, 2015, (a) Ms. MacKay, Mr. Nevin, Mr. Plavin and Mr. Reardon were each scheduled to vest in 2,506 shares of restricted stock on May 10, 2016 (i.e., the first business day immediately prior to the Company’s 2016 Annual Meeting of Stockholders) and (b) Monarch Alternative Capital LP (in respect of Mr. Bartels’ services) and Stonehill Capital Management LLC (in respect of Mr. Wilson’s services) were each scheduled to vest in 2,506 cash-settled restricted stock units on May 10, 2016.

(2)	Represents quarterly payments of an annual retainer for board membership and attendance fees for board and committee meetings. Such fees were paid directly to Monarch Alternative Capital LP and not to the director individually. During 2015, Mr. Bartels served as a managing principal at Monarch Alternative Capital LP, an investment advisor to certain funds that hold our common stock.

(3)	Represents quarterly payments of an annual retainer for board membership, quarterly payments of an annual retainer for services as chair of the nominating and corporate governance committee and attendance fees for board and committee meetings.

(4)	Represents quarterly payments of an annual retainer for board membership, quarterly payments of an annual retainer for services as chair of the audit committee and attendance fees for board and committee meetings.

(5)	Represents quarterly payments of an annual retainer for board membership, quarterly payments of an annual retainer for services as Chair of the Board and attendance fees for board and committee meetings.

(6)	Represents quarterly payments of an annual retainer for board membership and attendance fees for board and committee meetings.

(7)	Represents quarterly payments of an annual retainer for board membership, quarterly payments of an annual retainer for services as chair of the compensation committee and attendance fees for board and committee meetings. Such fees were paid directly to Stonehill Capital Management LLC and not to the director individually. During 2015, Mr. Wilson served as a partner of Stonehill Capital Management LLC, which, by contract, is the investment advisor for our stockholders, Stonehill Institutional Partners, L.P. and Stonehill Master Fund Ltd.

Narrative Disclosure Relating to the 2015 Director Compensation Table

Director Cash Fees

During 2015, each of our non-employee directors received an annual cash retainer fee of $50,000, paid quarterly in equal installments of $12,500, for his or her services as a director. Our non-employee directors received a board meeting fee of $1,500 for each meeting attended in person and $1,000 for each telephonic meeting in which he or she participated. The directors serving in the capacity of the Chair of our Board, chair of our Audit Committee, chair of our Compensation Committee and chair of our Nominating and Corporate Governance Committee were each entitled to an additional $10,000 annual retainer fee, paid quarterly in equal installments of $2,500, for such services. Additionally, each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received a committee meeting fee of $1,000 for each meeting attended in person and $500 for each telephonic meeting in which he or she participated. Each member of the Land Committee received a committee meeting fee of $500 for each committee meeting at which the Land Committee took action by a vote of its members regarding or otherwise related to any land acquisition.

Director Equity-Based Awards

2015 Annual Awards

On February 19, 2015, each of our non-employee directors (or an entity affiliated therewith) received a grant of either restricted stock or cash-settled restricted stock units with a fair market value equal to $49,995. Such restricted stock or cash-settled restricted stock units, which were granted under the 2013 Equity Plan, generally are expected to vest on May 10, 2016 (the first business day immediately prior to the Company’s 2016 Annual Meeting of Stockholders), subject to accelerated vesting upon a change in control (if such award is not assumed in connection with such change in control) or termination of service within 12 months following a change in control (if such award is assumed in connection with such change in control).

Long-Term Incentive Plan

In 2013, the Company adopted a long-term incentive plan for non-employee directors, the WCI Communities, Inc. 2013 Director Long Term Incentive Plan (the “Director LTIP”) to further its long-term incentive compensation goals. Such long-term incentive plan is designed to provide the participants with the ability to participate in the increase in the value of the Company through payments based on equity value. The Director LTIP provides selected non-employee directors with the opportunity to receive a payment on the earlier of a change in control and the fifth anniversary of the effective date of the Director LTIP. Under the Director LTIP, each vested Director LTIP award will generally be entitled to receive shares of our common stock upon settlement (or, if settled upon a change in control, the same form of consideration that the Company’s stockholders receive in relation thereto). Awards granted under the Director LTIP (i) vested 25% on July 25, 2013 and 18.75% on each of December 31, 2014 and 2015 and (ii) will vest 18.75% on each of December 31, 2016 and 2017, subject to accelerated vesting (as described below) upon a change in control or termination of service if the participant is not nominated for reelection or is otherwise involuntarily removed by us from our Board (and such failure to nominate or involuntary removal was without cause). Upon a change of control, 100% of the outstanding awards will vest. Upon termination of a participant’s services due to such participant not being nominated for reelection or being otherwise involuntarily removed by us from our Board (and such failure to nominate or involuntary removal was without cause), a prorated portion of unvested Director LTIP awards that would have otherwise vested on the immediately subsequent vesting date following termination of service will vest (based on months of service in the year of termination) and thereafter such participant will be entitled to retain the vested portion of his or her award under the Director LTIP and the remaining unvested portion will be forfeited; provided that, in the event of a change in control within six (6) months of such a termination, such participant will also be entitled to retain all unvested portions of his or her award that would have otherwise been forfeited. Upon termination of a participant’s services by the participant due to voluntary resignation or a voluntary decision not to stand for reelection, such participant will be entitled to retain the vested portion of his or her award under the Director LTIP and the unvested portion will be forfeited. Upon termination of a participant’s services for cause, such participant will forfeit his or her entire award under the Director LTIP. Upon termination of a participant’s services for any reason not described above, such participant will be entitled to retain the vested portion of his or her award under the Director LTIP and the unvested portion will be forfeited; provided that, in the event of a change in control within six (6) months of such a termination, such participant will also be entitled to retain all unvested portions of his or her award that would have otherwise been forfeited. Under the Director LTIP, Mr. Plavin and Ms. MacKay may become entitled to receive up to 52,348 and 34,898 shares, respectively, to the extent their awards become fully vested. No other non-employee director has received any awards under the Director LTIP.

2016 Director Compensation Program

Effective January 1, 2016, the Board adopted the WCI Communities, Inc. 2016 Director Compensation Program for Non-Employee Directors, which has been filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that was filed with the SEC on February 22, 2016. Under the 2016 Director Compensation Program for Non-Employee Directors, each of our non-employee directors (or an entity affiliated therewith) is expected to receive an annual cash retainer fee of $60,000, paid quarterly in equal installments, for his or her services as a director. The director serving as the Chair of our Board in 2016 is expected to receive an additional $40,000 annual retainer fee, paid quarterly in equal installments, for such services. The directors serving as the chairs of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee for 2016 (or an entity affiliated therewith) are expected to receive additional annual retainer fees of $20,000, $15,000 and $10,000, respectively, paid quarterly in equal installments, for such services. Further, each non-employee director (or an entity affiliated therewith) received an equity-based award, in the form of restricted stock or cash-settled restricted stock units with a value of $90,000 on February 11, 2016 for the director’s services in 2016. Subject to the applicable director’s continued service, the equity-based award will vest on the business day immediately prior to our 2017 annual meeting of stockholders (or, if earlier, upon a change in control). Our non-employee directors no longer receive any meeting fees or additional fees for service on the Land Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock as of March 22, 2016 (or such other date as indicated in the notes to this table) by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group. The percentages are based on 26,339,688 shares of our common stock outstanding as of March 22, 2016. Unless otherwise indicated, the address of all directors and executive officers is c/o WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise indicated in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

Name and Address of Beneficial Owner	Shares Owned	Percentage
5% or more Stockholders:
Monarch Alternative Capital LP and certain of its advisory clients (1)	2,371,685	9.0%
The Bank of New York Mellon Corporation (2)	2,060,529	7.8%
Stonehill Capital Management LLC and certain of its advisory clients (3)	1,968,430	7.5%

Directors and Named Executive Officers:
Keith E. Bass (4)	239,526	*
Russell Devendorf (5)	81,517	*
David T. Ivin (6)	45,000	*
Patrick J. Bartels, Jr.	-	-
Michelle MacKay (7)	15,970	*
Darius G. Nevin (8)	10,470	*
Stephen D. Plavin (9)	22,520	*
Charles C. Reardon (8)	10,470	*
Christopher E. Wilson (10)	1,968,430	7.5%
All directors and executive officers as a group (14 persons)	2,566,821	9.7%

*	Denotes less than 1.0% beneficial owner.

(1)	Consists of: (i) 1,585,080 shares held by Monarch Debt Recovery Master Fund Ltd; (ii) 2,703 shares held by Monarch Master Funding Ltd; (iii) 373,312 shares held by Monarch Capital Master Partners LP; (iv) 57,910 shares held by Monarch Alternative Solutions Master Fund Ltd; (v) 31,600 shares held by Monarch Capital Master Partners II LP; (vi) 250,739 shares held by MCP Holdings Master LP; and (vii) 70,341 shares held by P Monarch Recovery Ltd. Monarch Alternative Capital LP (“MAC”) serves as advisor to these entities with respect to our shares directly owned by such entities. MDRA GP LP (“MDRA GP”) is the general partner of MAC and Monarch GP LLC (“Monarch GP”) is the general partner of MDRA GP. By virtue of such relationships, MAC, MDRA GP and Monarch GP, and Michael Weinstock, Andrew Herenstein, Christopher Santana and Adam Sklar, the co-portfolio managers of MAC, may be collectively deemed to have voting and dispositive power over the shares owned by such entities. The address for these entities is c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022.

(2)	We have received a copy of Schedule 13G, as filed with the SEC on January 26, 2016 by The Bank of New York Mellon Corporation, the Boston Company Asset Management LLC, The Dreyfus Corporation and Mellon Capital Management Corporation reporting ownership of the shares. According to the cover page of the Schedule 13G, each reporting person named above may be deemed to have sole voting power over 1,975,603 shares, sole dispositive power over 1,681,324 shares and shared dispositive power over 376,028 shares. The address for The Bank of New York Mellon Corporation and all other reporting persons is 225 Liberty Street, New York, New York 10286.

(3)	Consists of 1,967,746 shares held by Stonehill Institutional Partners, L.P. (“Stonehill Institutional”) and 684 shares held by Stonehill Master Fund Ltd. (“Stonehill Master”). Stonehill Capital Management LLC, a Delaware limited liability company (“SCM”), is the investment advisor to Stonehill Institutional and Stonehill Master, and Stonehill General Partner, LLC (“Stonehill GP”) is the general partner of Stonehill Institutional. By virtue of such relationships, SCM and its principals may be deemed to have voting and dispositive power over the shares owned by Stonehill Institutional and Stonehill Master, and Stonehill GP and its principals may be deemed to have voting and dispositive power over the shares owned by Stonehill Institutional. The principals of SCM and Stonehill GP are John Motulsky, Christopher Wilson, Thomas Varkey, Jonathan Sacks, Peter Sisitsky, Michael Thoyer and Michael Stern. The address for SCM is 885 Third Avenue, 30th Floor, New York, New York 10022.

(4)	The total shares held by Mr. Bass above include 121,000 shares of restricted stock that have not yet vested. Those shares will vest as follows: (i) 25,000 shares on February 20, 2017; (ii) 39,000 shares on February 19, 2018; and (iii) 57,000 shares on February 17, 2019. The total shares held by Mr. Bass above exclude any shares that may be received by him under the Employee LTIP following our IPO. Under the Employee LTIP, Mr. Bass is eligible to receive up to 490,764 shares upon the earlier of a change in control or January 16, 2018. On July 25, 2013, 25% of Mr. Bass’ award under the Employee LTIP, pursuant to which he is eligible to receive 122,691 shares, vested. On each of December 31, 2013, 2014 and 2015, 15% of Mr. Bass’ award under the Employee LTIP, pursuant to which he is eligible to receive 220,844 shares in the aggregate, vested (of which 73,615 shares are subject to forfeiture upon termination of employment by Mr. Bass without good reason). Awards granted under the Employee LTIP will continue to vest 15% on each of December 31, 2016 and 2017, subject to accelerated vesting of (a) 100% of the awards upon a change in control and (b) 50% of all unvested awards upon termination of employment by the Company without cause or by the participant for good reason.

(5)	The total shares held by Mr. Devendorf above include 45,500 shares of restricted stock that have not yet vested. Those shares will vest as follows: (i) 7,000 shares on February 20, 2017; (ii) 10,000 shares on February 19, 2018; and (iii) 28,500 shares on February 17, 2019. The total shares held by Mr. Devendorf above exclude any shares that may be received by him under the Employee LTIP following our IPO. Under the Employee LTIP, Mr. Devendorf is eligible to receive up to 130,870 shares upon the earlier of a change in control or January 16, 2018. On July 25, 2013, 25% of Mr. Devendorf’s award under the Employee LTIP, pursuant to which he is eligible to receive 32,718 shares, vested. On each of December 31, 2013, 2014 and 2015, 15% of Mr. Devendorf’s award under the Employee LTIP, pursuant to which he is eligible to receive 58,891 shares in the aggregate, vested (of which 19,631 shares are subject to forfeiture upon termination of employment by Mr. Devendorf without good reason). Awards granted under the Employee LTIP will continue to vest 15% on each of December 31, 2016 and 2017, subject to accelerated vesting of (a) 100% of the awards upon a change in control and (b) 50% of all unvested awards upon termination of employment by the Company without cause or by the participant for good reason.

(6)	The total shares held by Mr. Ivin above include 45,000 shares of restricted stock that have not yet vested. Those shares will vest as follows: (i) 14,000 shares on February 20, 2017; (ii) 14,000 shares on February 19, 2018; and (iii) 17,000 shares on February 17, 2019.

(7)	The total shares held by Ms. MacKay include 2,506 shares and 5,306 shares of restricted stock that will vest on the first business day immediately prior to the Company’s annual meeting of stockholders occurring in 2016 and 2017, respectively, subject to Ms. MacKay’s continued service on the Board. The total shares held by Ms. MacKay above exclude any shares that may be received by her under the Director LTIP following our IPO. Under the Director LTIP, Ms. MacKay is eligible to receive up to 34,898 shares upon the earlier of a change in control or February 5, 2018. On July 25, 2013, December 31, 2014 and December 31, 2015, 25.0%, 18.75% and 18.75%, respectively, of Ms. MacKay’s award under the Director LTIP, pursuant to which she is eligible to receive 21,811 shares in the aggregate, vested. Awards granted under the Director LTIP will continue to vest 18.75% on each of December 31, 2016 and 2017, subject to accelerated vesting of (a) 100% of the awards upon a change in control and (b) a prorated portion of the unvested awards that would have otherwise vested on the immediately subsequent vesting date following termination of service if the participant is not nominated for reelection or is otherwise involuntarily removed by us from our Board (other than for cause).

(8)	The total shares held by each of Mr. Nevin and Mr. Reardon include 2,506 shares and 5,306 shares of restricted stock that will vest on the first business day immediately prior to the Company’s annual meeting of stockholders occurring in 2016 and 2017, respectively, subject to each of Mr. Nevin’s and Mr. Reardon’s continued service on the Board.

(9)	The total shares held by Mr. Plavin include 2,506 shares and 5,306 shares of restricted stock that will vest on the first business day immediately prior to the Company’s annual meeting of stockholders occurring in 2016 and 2017, respectively, subject to Mr. Plavin’s continued service on the Board. The total shares held by Mr. Plavin above exclude any shares that may be received by him under the Director LTIP following our IPO. Under the Director LTIP, Mr. Plavin is eligible to receive up to 52,348 shares upon the earlier of a change in control or February 5, 2018. On July 25, 2013, December 31, 2014 and December 31, 2015, 25.0%, 18.75% and 18.75%, respectively, of Mr. Plavin’s award under the Director LTIP, pursuant to which he is eligible to receive 32,718 shares in the aggregate, vested. Awards granted under the Director LTIP will continue to vest 18.75% on each of December 31, 2016 and 2017, subject to accelerated vesting of (a) 100% of the awards upon a change in control and (b) a prorated portion of the unvested awards that would have otherwise vested on the immediately subsequent vesting date following termination of service if the participant is not nominated for reelection or is otherwise involuntarily removed by us from our Board (other than for cause).

(10)	Represents shares owned by Stonehill Institutional and Stonehill Master. Mr. Wilson is a partner at SCM and a managing member of Stonehill GP, and may be deemed to have shared voting and dispositive power over the shares owned by Stonehill Institutional and Stonehill Master as described in footnote 3 above. He disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address for Mr. Wilson is 885 Third Avenue, 30th Floor, New York, New York 10022.

CERTAIN RELATIONSHIPS

The following is a summary of certain relationships between the Company and its executive officers, directors and stockholders holding more than 5% of the Company’s common stock.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers, as well as our Chief Accounting Officer, who is not an executive officer of the Company. Under the terms of these indemnification agreements, we are required to indemnify each of our directors and officers to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 30 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us.

Stockholders Agreements

Pursuant to stockholders agreements that we entered into with the Principal Investors on July 24, 2013, in connection with our IPO, for so long as a Principal Investor holds at least 60% of the shares of our common stock held by it at the consummation of our IPO, such Principal Investor will have the right to nominate two directors to the Board and one director to each Board committee (subject to applicable independence requirements of each committee). When a Principal Investor owns less than 60%, but at least 20%, of the shares of our common stock held by it at the consummation of our IPO, such Principal Investor will be entitled to nominate one director to the Board and each Board committee (subject to applicable independence requirements of each committee). As of March 22, 2016, each of the Principal Investors held less than 60%, but more than 20%, of the shares of our common stock held by it at the consummation of our IPO. As a result, pursuant to the respective stockholders agreements, each Principal Investor is entitled to nominate one director to the Board and each Board committee (subject to applicable independence requirements of each committee). The individual nominated by a Principal Investor to any Board committee must be the same director who was nominated by such Principal Investor to the Board. Under the stockholders agreements, we also agreed to use commercially reasonable efforts to take all necessary and desirable actions within our control to cause the election, removal and replacement of such directors in accordance with the stockholders agreements and applicable law. Additionally, each Principal Investor has agreed to vote for the other’s Board nominees in accordance with the terms of a separate voting agreement between the Principal Investors.

Registration Rights Agreements

In connection with our IPO, in July 2013, we entered into a registration rights agreement with the Principal Investors with respect to any shares of our common stock held by them. We refer to the shares held by the Principal Investors as the “registrable shares.”

Under the registration rights agreement with the Principal Investors, the Principal Investors and their direct and indirect transferees have demand registration rights to have the registrable shares registered for resale, and, in certain circumstances, the right to “piggy-back” the registrable shares in registration statements we might file in connection with any future public offering. So long as we remain eligible to use Form S-3 under the

Securities Act of 1933, as amended (the “Securities Act”), the Principal Investors and their direct and indirect transferees will have shelf registration rights requiring us to file a shelf registration statement and to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time.

In connection with our obligations under the registration rights agreement with the Principal Investors, we filed a Registration Statement on Form S-3 (File No. 333-200330) during November 2014 that was declared effective by the SEC on December 1, 2014 (the “Form S-3”). The Form S-3 and any future registration statement during the term of the registration rights agreement with the Principal Investors will be subject to cutback provisions under the registration rights agreement, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.” In 2015, the Principal Investors sold 7,475,000 shares of our common stock in secondary offerings under the Form S-3. Pursuant to the registration rights agreement with the Principal Investors, the Company incurred costs of approximately $580,000 in connection with such offerings.

Other Transactions

During 2015, Keith E. Bass, a director and our President and Chief Executive Officer, contracted with Berkshire Hathaway HomeServices Florida Realty (“BHHS”), our real estate brokerage business, to sell a home. The home sold during 2015 at a selling price of $1.1 million and a resulting commission of $16,500 was paid to BHHS. Additionally, during 2015, a trust in which David T. Ivin, our Senior Vice President of Homebuilding and Development; President, North Region, is a trustee contracted with BHHS to sell a home that the trust owned. The home sold during 2015 at a selling price of $142,000 and a resulting commission of $1,420 was paid to BHHS.

Haydee Mesa, a licensed real estate agent and a sister-in-law of Reinaldo L. Mesa, our Senior Vice President of Real Estate Services, represents buyers and sellers in home sales transactions as an independent contractor of BHHS. During 2015, Ms. Mesa represented herself as the buyer in a transaction that involved the purchase of a condominium unit and BHHS acted as the broker. In connection with such transaction, Ms. Mesa waived her commission and she paid a franchise fee of $540 to BHHS. The selling price of the condominium unit was $300,000.

Policies and Procedures for Related Person Transactions

Our Board adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purpose of this policy, “related persons” includes our executive officers and directors or their immediate family members, or stockholders owning 5% or more of our outstanding common stock and their immediate family members.

The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, or types of transactions allowed by the policy, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related person transactions may only be consummated if our Audit Committee has approved or ratified such transaction or categories of transactions in accordance with the guidelines set forth in the policy. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction. All of the transactions, agreements or relationships described herein under “Certain Relationships” occurred prior to the adoption of this policy, with the exception of the transactions involving Mr. Bass, Mr. Ivin’s trust and Ms. Mesa that are described above, which were reviewed in accordance with this policy, and the expenses associated with the secondary offerings, which were approved by the full Board.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers subject to Section 16 of the Exchange Act, directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all of the Section 16(a) reports that they file. Based solely on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers or otherwise provided to the Company, the Company believes that during and with respect to the year ended December 31, 2015, its officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of one Form 4 filed by Monarch Alternative Capital LP, Monarch GP LLC and MDRA GP LP reporting one transaction, which was filed late.

Stockholder Proposals and Nominations for Director for the 2017 Annual Meeting

Stockholder proposals intended for inclusion in next year’s proxy materials related to the 2017 annual meeting of stockholders (the “2017 Annual Meeting”) pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices on or before November 29, 2016.

Stockholder proposals not intended for inclusion in next year’s proxy materials, but which instead are sought to be presented at the 2017 Annual Meeting, as well as any director nominations, must be submitted in accordance with the specific procedures and requirements set forth in Article II, Sections 2.4 and 2.5 of our Bylaws. To be considered, those procedures require that any nominations or proposals must be delivered to, or mailed and received at, the Company’s principal executive offices no earlier than January 11, 2017 and no later than February 10, 2017.

In the event that the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after May 11, 2017, any nominations or proposals must be delivered to, or mailed and received at, the Company’s principal executive offices no later than the later of the 90th day prior to the 2017 Annual Meeting or the 10th day following the day on which public disclosure of the date of the 2017 Annual Meeting was first made.

Householding

The SEC’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials, contact American Stock Transfer & Trust Company, LLC (“AST”) at 888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers).

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials or proxy materials for your household, please contact AST at the above phone number.

By Order of the Board of Directors

WCI Communities, Inc.

Bonita Springs, Florida

March 29, 2016

0                    ¢

WCI COMMUNITIES, INC.

Proxy for the Annual Meeting of Stockholders on May 11, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Russell Devendorf and Vivien N. Hastings, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of WCI Communities, Inc., to be held on May 11, 2016 at 8:30 a.m. ET at the Sofitel New York, 45 West 44th Street, New York, NY 10036, or at any adjournments, continuations or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

WCI COMMUNITIES, INC.

May 11, 2016

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement, proxy card, and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/18428/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

■	20730000000000000000 5	051116

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:	NOMINEES: O Patrick J. Bartels, Jr. O Keith E. Bass O Michelle MacKay O Darius G. Nevin O Stephen D. Plavin O Charles C. Reardon O Christopher E. Wilson			FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)			2. Ratification of the Appointment of Ernst & Young LLP as WCI Communities, Inc.’s Independent Registered Public Accounting Firm	☐	☐	☐

In their discretion, the proxies are authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (z) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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WCI COMMUNITIES, INC.

Proxy for the Annual Meeting of Stockholders on May 11, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Russell Devendorf and Vivien N. Hastings, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of WCI Communities, Inc., to be held on May 11, 2016 at 8:30 a.m. ET at the Sofitel New York, 45 West 44th Street, New York, NY 10036, or at any adjournments, continuations or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

¢ 1.1	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

WCI COMMUNITIES, INC.

May 11, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

CONTROL NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement, proxy card, and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/18428/

i    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    i

¢	20730000000000000000 5	051116

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
				2.	Ratification of the Appointment of Ernst & Young LLP as WCI Communities, Inc.’s Independent Registered Public Accounting Firm	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Patrick J. Bartels, Jr. ¡ Keith E. Bass ¡ Michelle MacKay ¡ Darius G. Nevin ¡ Stephen D. Plavin ¡ Charles C. Reardon ¡ Christopher E. Wilson

In their discretion, the proxies are authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (z) on such other business as may properly come before the Annual Meeting or at any adjournments, continuations, or postponements thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢